                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            THE LIONSHARE GROUP, INC.

    The  Lionshare  Group,  Inc., a  corporation  organized  and existing  under the
Delaware Business Corporation Laws (the  "Corporation"),  and in accordance with the applicable  provisions of Section 242 of the General  Corporation Law of the
State of Delaware (the "DGCL"),

         DOES HEREBY CERTIFY:

FIRST: That the fourth paragraph of the Corporation's Certificate of
Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

        "FOURTH: The total number of shares of stock which the corporation shall have authorized to issue is two hundred million (200,000,000), of which are to be divided into two classes as follows:

        180,000,000 shares of common stock with a par value $.0001 per share, and
        20,000,000 shares of preferred stock with a par value of $.0001 per share.

            The Board of Directors is authorized to provide for the issuance of the shares of preferred stock to series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof.

    Effective as of the effective date of this Certificate of Amendment, each ten
(10) shares of common stock, $.0001 par value per share, outstanding as of the effective date of this Certificate of Amendment (the "Old Common Stock"), will be changed into one (1) fully paid and nonassessable share of common stock,
$.0001 par value per share (the "New Common Stock"). Each certificate that represented shares of Old Common Stock shall after the effective date of this
Certificate of Amendment represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby; provided, however, that each person holding of record a certificate or certificates that represented shares of Old
Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Certificate of Amendment. Each fractional share resulting from the foregoing reverse stock split shall be rounded up and converted into the right to receive one (1) share of New Common Stock.

SECOND: The foregoing Certificate of Amendment to the Certificate of
Incorporation was adopted pursuant to Section 141(f) of the DGCL by the Board of
Directors of the Corporation by written consent dated June 10, 2002, and was adopted pursuant to Section 228 of the DGCL by the holders of a majority of its issued and outstanding shares of common stock by written consent of such stockholders dated June __, 2002. Therefore, the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

   Signed,  this ____ day of July, 2002.

                             George Weast, President